UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 30, 2009
AMERICAN EXPRESS
RECEIVABLES
FINANCING
CORPORATION V LLC
on behalf of
AMERICAN EXPRESS
ISSUANCE TRUST
(as Originator of the American Express Issuance Trust)
(Exact Name of registrant as Specified in Charter)

Delaware	333-130522-01	20-2007139
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	Employer (I.R.S. Identification Number)
200 Vesey Street
Mail Stop 01-31-12
New York, New York 10285
(212) 640-2000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01. Entry Into a Material Definitive Agreement
Since 1999, Regulus West LLC (“Regulus”) has performed paper payment remittance processing services pursuant to a Services Agreement with American Express Travel Related Services Company, Inc. (“TRS”). TRS and Regulus have amended the Services Agreement, effective October 30, 2009. Pursuant to the amendment, the term of the Services Agreement has been extended to October 31, 2010. The Amendment also includes various other modifications to the Services Agreement relating to, among other matters, procedures regarding remittance processing, confidentiality and security, terms of payment, compliance with Regulation AB, indemnification, insurance, audit rights and other contract maintenance provisions. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Exhibits.
The following are filed as Exhibits to this Report under Exhibit 10.
Exhibit 10.1	Amendment dated as of October 30, 2009 between American Express Travel Related Services Company, Inc. and Regulus West LLC.*

*	Confidential Information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

American Express Receivables Financing Corporation V LLC, as originator of the Trust and Co-Registrant and as Transferor on behalf of the Trust as Co-Registrant

By:	/s/ Peter C. Sisti
	Name:	Peter C. Sisti
	Title:	President

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	Amendment dated as of October 30, 2009 between American Express Travel Related Services Company, Inc. and Regulus West LLC.*

*	Confidential Information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Securities and Exchange Commission.